UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 27, 2012

Citigroup Commercial Mortgage Trust 2012-GC8
(Exact name of issuing entity)

Citigroup Commercial Mortgage Securities Inc.
(Exact name of the depositor as specified in its charter)

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Natixis Real Estate Capital LLC
(Exact name of sponsors as specified in their charters)

Delaware	333-166711-02	86-1073506
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)

388 Greenwich Street New York, New York	10013
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code	(212) 816-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 27, 2012, Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2012 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a division of PNC Bank, National Association, as special servicer, Situs Holdings, LLC, as operating advisor, Citibank, N.A., as certificate administrator, and U.S. Bank National Association, as trustee, of Citigroup Commercial Mortgage Trust 2012-GC8, Commercial Mortgage Pass-Through Certificates, Series 2012-GC8 (the “Certificates”)

The Certificates consist of the following classes, designated as (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates (collectively, the “Public Certificates”) and (ii) the Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class R and Class S Certificates (collectively, the “Private Certificates”).

All of the Public Certificates, having an aggregate initial principal amount of $728,147,000, were sold to Citigroup Global Markets Inc. (“Citigroup”), Goldman, Sachs & Co. (“GS&Co.”), Natixis Securities Americas LLC (“Natixis”) and RBS Securities Inc. (“RBS”, and together with Citigroup, GS&Co. and Natixis, in such capacity, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of September 10, 2012 (the “Underwriting Agreement”), among the Depositor and the Underwriters.  Citigroup and GS&Co. are acting as co-lead managers, and Natixis and RBS are acting as co-managers, in connection with the offering of the Public Certificates.  The Public Certificates were offered by the Underwriters for sale to the public, pursuant to the Depositor’s Base Prospectus, dated September 4, 2012, as supplemented by the Prospectus Supplement, dated September 10, 2012, in negotiated transactions or otherwise at varying prices determined at the time of sale.

All of the Private Certificates, having an aggregate initial principal amount of $312,063,520, were sold to Citigroup, GS&Co. and Natixis (collectively with Citigroup and GS&Co., in such capacity, the “Initial Purchasers”), pursuant to a Purchase Agreement, dated as of September 10, 2012, between the Depositor and the Initial Purchasers.  The Class S Certificates were sold to a third party investor.  The Private Certificates and the Class S Certificates were sold in private placement transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.

The Certificates represent, in the aggregate, the entire beneficial ownership in Citigroup Commercial Mortgage Trust 2012-GC8 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  The assets of the Issuing Entity consist primarily of 57 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 139 commercial, multifamily and manufactured housing community properties.  The Mortgage Loans were acquired by the Depositor from (i) Citigroup Global Markets Realty Corp. (“CGMRC”), pursuant to a Mortgage Loan Purchase Agreement, dated as of September 1, 2012 (the “CGMRC Mortgage Loan Purchase Agreement”), between the Depositor and CGMRC (ii) Goldman Sachs Mortgage Company (“GSMC”), pursuant to a Mortgage Loan Purchase Agreement, dated as of September 1, 2012 (the “GSMC Mortgage Loan Purchase Agreement”), between the Depositor and GSMC and (iii) Natixis Real Estate Capital LLC (“NREC”), pursuant to a Mortgage Loan Purchase Agreement, dated as of September 1, 2012 (together with the CGMRC Mortgage Loan Purchase Agreement and the GSMC Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”), between the Depositor and NREC.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Depositor from CGMRC, GSMC and NREC.  The net proceeds to the Depositor of the offering of the Certificates, after deducting expenses payable by the Depositor in connection with the issuance and distribution of the Certificates of $4,773,068, were approximately $1,117,007,918.  Of the expenses paid by the Depositor, approximately $38,756 were paid directly to affiliates of the Depositor, $50,000 in the form of fees were paid to the Underwriters and the Initial Purchasers, $0 were paid to or for the Underwriters and the Initial Purchasers, and $4,684,312 were other expenses.  All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses.  No underwriting discounts and commissions or finder’s fees were paid by the Depositor.

Further information regarding such sales has been previously provided on the Depositor’s Current Report on Form 8-K, filed September 24, 2012 (including, as to the price per class of Public Certificates, on Schedule II to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus Supplement, dated September 10, 2012 to the Prospectus, dated September 4, 2012.  The related registration statement (file no. 333-166711) was originally declared effective on June 7, 2010.

The Pooling and Servicing Agreement, the Underwriting Agreement and the Mortgage Loan Purchase Agreements are attached as exhibits to the Depositor’s Form 8-K filed with the Securities and Exchange Commission on September 24, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 5	Legality Opinion of Kaye Scholer LLP, dated September 27, 2012.

Exhibit 8	Tax Opinion of Kaye Scholer LLP, dated September 27, 2012 (included as part of Exhibit 5).

Exhibit 23	Consent Opinion of Kaye Scholer LLP, dated September 27, 2012 (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2012	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:	/s/ Paul Vanderslice
Name: Paul Vanderslice
Title: Managing Director

INDEX TO EXHIBITS
Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

5	Legality Opinion of Kaye Scholer LLP, dated September 27, 2012.	(E)

8	Tax Opinion of Kaye Scholer LLP, dated September 27, 2012 (included as part of Exhibit 5).	(E)

23	Consent Opinion of Kaye Scholer LLP, dated September 27, 2012 (included as part of Exhibit 5).	(E)